UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2023

Semtech Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-06395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of principal executive offices)	(Zip Code)

805-498-2111

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on Current Reports on Forms 8-K filed by Semtech Corporation, a Delaware corporation (“Semtech” or the “Company”), on September 8, 2023 and September 20, 2023, Semtech appointed Mark Lin to serve as the Company’s Executive Vice President and Chief Financial Officer effective October 2, 2023 (the “Transition Date”). Emeka Chukwu, the Company’s former Executive Vice President and Chief Financial Officer, ceased serving as the Company’s Executive Vice President and Chief Financial Officer on the Transition Date. Mr. Chukwu’s employment with the Company will end on November 10, 2023.

On November 9, 2023, the Compensation Committee of Semtech’s Board of Directors approved severance benefits for Mr. Chukwu consisting of cash payments totaling $430,000, Company-paid healthcare continuation coverage under COBRA for twelve months, and continued vesting of Mr. Chukwu’s outstanding restricted stock units granted by the Company that are subject to time/service-based (and not performance-based) vesting conditions and scheduled to vest on or before March 31, 2025 (“RSUs”), provided that Mr. Chukwu enters into a separation agreement with the Company that includes a consulting period through March 31, 2025 (with no additional compensation for Mr. Chukwu’s consulting services other than continued vesting of his RSUs) and a general release of claims in favor of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

Date: November 14, 2023	By:	/s/ Mark Lin
		Name:	Mark Lin
		Title:	Executive Vice President and Chief Financial Officer